EXHIBIT 16.1

MENDOZA
BERGER
COMPANY, L.L.P.

Certified Public Accountants

February 9, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street Northeast
Washington, DC 20549-2000

Re:     International Card Establishment, Inc.
           File No. 000-33129

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of International Card Establishment, Inc. dated February 7, 2012, for the event that occurred on February 7, 2012, and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Mendoza Berger & Company, LLP

Irvine, CA

5500 Trabuco Road, Suite 150 ● Irvine, CA 92620
949.387.9850 ● Fax 949.387.9652